THERMON REPORTS THIRD QUARTER FISCAL 2021 RESULTS

AUSTIN, Texas, February 4, 2021 -- Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon"), a global leader in industrial process heating solutions, today announced consolidated financial results for the third quarter ("Q3 2021") of the fiscal year ending March 31, 2021 ("Fiscal 2021"). Key highlights for Q3 2021 include:

•Revenue of $79.6 million
•Income from Operations of $10.2 million and Net Income of $6.2 million
•Fully diluted GAAP earnings per share ("EPS") of $0.18
•Non-GAAP Adjusted EPS of $0.30
•Non-GAAP Adjusted EBITDA of $18.5 million, or 23.3% of revenue
•Generated cash provided by operating activities of $2.9 million
•Completed additional debt repayment of $5.6 million

"I am pleased with the solid execution by our team in an uncertain environment, delivering a strong quarter of profit and positive cash flow. We have seen accelerating interest in our industry leading Genesis Network mesh control and monitoring technology since its launch last quarter, and we continue to invest in other exciting new technologies through our R&D program. Our teams have executed the previously announced continuous improvement and restructuring programs, resulting in gross profit margin expansion of 310 basis points to 46.4% and Adjusted EBITDA margins of 23.3%--the highest in any quarter since December 2017. We expect our customer's capital spending levels to remain depressed in the near term, but have observed positive trends in maintenance spending in recent months. In the long-term, we will drive value creation for our shareholders by delivering industry leading technology and safety while continuing to manage our overall cost structure for the level of incoming business," said Bruce Thames, Thermon's President and Chief Executive Officer.

During Q3 2021, the Company generated revenue of $79.6 million versus $100.5 million in Q3 2020, a decrease of $20.9 million, or 21%. During Q3 2021, new facility construction (or "Greenfield") and facility maintenance, repair and operations and upgrade or expansion (or "MRO/UE") activity from our legacy heat tracing business accounted for 38% and 62% of revenue, respectively, which compares to 38% and 62%, respectively, in Q3 2020. Gross margin during Q3 2021 was 46.4%, as compared to 43.3% in Q3 2020.

Q3 2021 total orders were $71.0 million versus $99.0 million in Q3 2020, a decrease of $28.0 million, or 28%. Q3 2021 backlog of $110.1 million represents a $7.6 million increase, or 7%, as compared to Q3 2020 backlog of $102.5 million.

Q3 2021 net income attributable to Thermon and EPS were $6.2 million and $0.18, respectively, compared to net income and EPS of $6.5 million and $0.20, respectively, in Q3 2020. After taking into account the impact of restructuring, the benefit from the Canadian Emergency Wage Subsidy (the "CEWS") and intangible amortization related to prior acquisition activities (see table, Reconciliation of Net Income (Loss) Attributable to Thermon to Adjusted Net Income (Loss) and Adjusted EPS), the Company generated an Adjusted Net Income in Q3 2021 of $10.0 million and Adjusted EPS of $0.30 compared to $9.5 million and $0.28, respectively, in Q3 2020.

Adjusted EBITDA was $18.5 million in Q3 2021 as compared to $20.9 million in Q3 2020, a decrease of $2.4 million, or 11% (see table, Reconciliation of Net Income (Loss) Attributable to Thermon to Adjusted EBITDA).

During the first nine months of the fiscal year ending March 31, 2021 ("YTD 2021"), the Company generated revenue of $202.9 million compared to $295.1 million in the first nine months of the fiscal year ended March 31, 2020 ("YTD 2020"), a decrease of $92.2 million, or 31%.

YTD 2021 orders were $207.4 million compared to $274.9 million in YTD 2020, a decrease of $67.5 million, or 25%.

YTD 2021 Net Income (Loss) attributable to Thermon and EPS were $1.9 million and $0.06, respectively, compared to $14.9 million and $0.45 in YTD 2020. After taking into account the impact of restructuring, the benefit from the CEWS and intangible amortization (see table, Reconciliation of Net Income (Loss) Attributable to Thermon to Adjusted Net Income (Loss) and Adjusted EPS), the Company generated Adjusted Net Income in YTD 2021 of $10.3 million and Adjusted EPS of $0.31 compared to $23.8 million and $0.72, respectively, during YTD 2020. Adjusted EBITDA was $30.4 million in YTD 2021 as compared to $55.0 million in YTD 2020, a decrease of $24.6 million, or 45%.

As of December 31, 2020, the Company had $169.1 million of gross outstanding debt and $49.6 million of cash and cash equivalents, representing net debt of $119.5 million. Based on the trailing twelve month Adjusted EBITDA of the Company, our net debt to trailing twelve month Adjusted EBITDA ratio was 3.0x as of December 31, 2020.

Outlook

Despite the uncertain global economic conditions, we are re-instituting revenue guidance and estimate our revenue for the quarter ending March 31, 2021 will be approximately $69-76 million. We will prioritize our capital allocation towards additional debt reduction in the near term, and target a Net Debt to Adjusted EBITDA leverage ratio of 1.5x - 2.0x under normal conditions.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q3 2021 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's investor relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 407-5976 from within the United States/Canada and (412) 902-0031 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's investor relations website after the conclusion of the call.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA,", "Adjusted EBITDA margin" and "Adjusted Net Income (Loss)" which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income" and "Adjusted EPS" (or "Adjusted fully diluted EPS") represent net income attributable to Thermon before costs related to restructuring, the benefit from the CEWS, costs related to the consolidation of our operating footprint in Canada, amortization of intangible assets, and the income tax effect on any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, income attributable to non-controlling interests, costs related to restructuring, the benefit from the CEWS and costs related to the consolidation of our operating footprint in Canada. "Free Cash Flow" represents cash provided by operating activities less cash used for the purchase of property, plant and equipment, net of sales of rental equipment and proceeds from sales of land and buildings.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, or Adjusted Net Income (Loss). Adjusted EPS, Adjusted EBITDA and Adjusted Net Income (Loss) should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free Cash Flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted Net Income and Free Cash Flow may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income (Loss) attributable to Thermon to Adjusted EBITDA," "Reconciliation of Net Income (Loss) attributable to Thermon to

Adjusted Net Income (Loss) and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used herein, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.
Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) the outbreak of the novel strain of coronavirus (COVID-19); (ii) general economic conditions and cyclicality in the markets we serve; (iii) future growth of energy, chemical processing and power generation capital investments; (iv) our ability to operate successfully in foreign countries; (v) our ability to deliver existing orders within our backlog; (vi) our ability to effectively integrate Thermon Heating Systems product lines into our existing sales and market channels; (vii) the imposition of certain operating and financial restrictions contained in our debt agreements; (viii) tax liabilities and changes to tax policy; (ix) our ability to bid and win new contracts; (x) our ability to successfully develop and improve our products and successfully implement new technologies; (xi) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (xii) our revenue mix; (xiii) our ability to acquire smaller value added companies; (xiv) changes in relevant currency exchange rates; (xv) impairment of goodwill and other intangible assets; (xvi) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xvii) our ability to protect our trade secrets; (xviii) our ability to protect our intellectual property; (xix) our ability to protect data and thwart potential cyber-attacks; (xx) a material disruption at any of our manufacturing facilities; (xxi) our dependence on subcontractors and third-party suppliers; (xxii) our ability to profit on fixed-price contracts; (xxiii) our ability to achieve our operational initiatives; (xxiv) potential liability related to our products as well as the delivery of products and services; (xxv) our ability to comply with foreign anti-corruption laws; (xxvi) export control regulations or sanctions; (xxvii) changes in U.S. and foreign government administrative policy; (xxviii) geopolitical instability in Russia and Ukraine and related sanctions by the U.S. government; (xxix) our ability to comply with the complex and dynamic system of laws and regulations applicable to domestic and international operations, including U.S. government tariffs; (xxx) environmental and health and safety laws and regulations as well as environmental liabilities; (xxxi) climate change and related regulation of greenhouse gases; and (xxxii) those factors listed under Item 1A “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2020 and in any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have filed or may file with the SEC. Any one or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.
Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Kevin Fox
(512) 690-0600
Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Sales	$79,604	$100,468	$202,858	$295,115
Cost of sales	42,644	56,988	112,848	169,061
Gross profit	36,960	43,480	90,010	126,054
Operating expenses:
Marketing, general and administrative and engineering	20,452	25,226	64,681	78,732
Stock compensation expense	430	1,328	2,921	3,670
Restructuring and other charges	3,783	—	8,692	—
Amortization of intangible assets	2,135	4,460	7,265	13,354
Income from operations	10,160	12,466	6,451	30,298
Interest income and expense, net	(2,176)	(2,834)	(6,631)	(9,569)
Debt cost amortization	(257)	(704)	(773)	(1,574)
Interest expense, net	(2,433)	(3,538)	(7,404)	(11,143)

Other income (expense)	874	(62)	2,188	(1)
Income before provision for taxes	8,601	8,866	1,235	19,154
Income tax expense (benefit)	2,426	2,344	(693)	4,250
Net Income (Loss)	6,175	6,522	1,928	14,904

Income attributable to non-controlling interests	—	—	—	(2)
Net Income (Loss) attributable to Thermon	6,175	6,522	1,928	14,906

Net income (loss) per common share:
Basic income (loss) per share	$0.19	$0.20	$0.06	$0.46
Diluted income (loss) per share	$0.18	$0.20	$0.06	$0.45
Weighted-average shares used in computing Net Income (Loss) per common share:
Basic common shares	33,181	32,786	33,111	32,716
Fully-diluted common shares	33,420	33,259	33,234	33,125

	December 31, 2020 (unaudited)	March 31, 2020
Cash and cash equivalents	$49,617	$43,237
Total debt (principal amount)	169,125	176,000
Total equity	379,582	346,439

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) Attributable to Thermon to Adjusted EBITDA
(Unaudited, in Thousands)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Nine Months Ended December 31, 2020	Nine Months Ended December 31, 2019
GAAP Net Income (Loss) attributable to Thermon	$6,175	$6,522	$1,928	$14,906
Interest expense, net	2,433	3,538	7,404	11,143
Income tax expense (benefit)	2,426	2,344	(693)	4,250
Depreciation and amortization expense	4,974	7,123	15,617	21,079
EBITDA (non-GAAP)	$16,008	$19,527	$24,256	$51,378
Stock compensation expense	430	1,328	2,921	3,670
Restructuring and other charges/(income)	3,783	—	8,692	—
Income (loss) attributable to non-controlling interests	—	—	—	(2)
Canadian Emergency Wage Subsidy	(1,700)	—	(5,505)	—
Adjusted EBITDA (non-GAAP)	$18,521	$20,855	$30,364	$55,046
Adjusted EBITDA margin	23.3%	20.8%	15.0%	18.7%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) Attributable to Thermon to Adjusted Net Income (Loss) and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Nine Months Ended December 31, 2020	Nine Months Ended December 31, 2019	Adjustment to:
GAAP Net Income (Loss) attributable to Thermon	$6,175	$6,522	$1,928	$14,906
Restructuring and other charges/(income)	3,783	—	8,692	—	Operating expense
Amortization of intangible assets	2,135	4,460	7,265	13,354	Intangible amortization
Tax benefit for impact of foreign rate reductions	—	(447)	—	(1,231)	Tax benefit
Canadian Emergency Wage Subsidy	(1,700)	—	(5,505)	—	Cost of Sales and Operating expense
Tax effect of adjustments	(443)	(1,070)	(2,094)	(3,205)
Adjusted Net Income (Loss) (non-GAAP)	$9,950	$9,465	$10,286	$23,824

Adjusted fully diluted earnings per common share (adjusted EPS) (non-GAAP)	$0.30	$0.28	$0.31	$0.72

Fully-diluted common shares	33,420	33,259	33,234	33,125

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Nine Months Ended December 31, 2020	Nine Months Ended December 31, 2019
Cash provided by operating activities	$2,875	$22,305	$15,479	$52,355
Less: Cash used for purchases of property, plant and equipment	(576)	(2,862)	(4,708)	(6,701)
Plus: Sale of rental equipment	28	226	65	371
Plus: Proceeds from sales of land and buildings	—	242	—	242
Free cash flow provided (non-GAAP)	$2,327	$19,911	$10,836	$46,267